UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): April 21, 2010

FORTRESS FINANCIAL GROUP, INC. / WY
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262	2780 So. Jones Blvd. #3532 Las Vegas, Nevada 89146	91-1363905
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(954) 623-7409
 (Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))240.13e-4(c))

ITEM 8.01	OTHER EVENTS

RESULTS FOLLOWING THE COMPLETION OF THE AUDIT OF COMPANY’S STOCKHOLDER REGISTER

The Company previously reported that Quicksilver Stock Transfer, following its appointment as the Company's Transfer Agent late last year, had undertaken to update our records and to then perform an audit of our Stockholder Register. That process has now been completed and the updated shareholders register shows a present total of 44,013,049,643 outstanding shares of Common Stock. This is an amount of 3,450,671,826 more shares of our Common Stock (approximately 7.84% more on a percentage basis) than the Company believed it had outstanding based on the final certification by its previous Transfer Agent. The Company has been advised that the inconsistent totals result from the recording by the prior Transfer Agent of a 1 for 2,000 reverse split that was effective on May 14, 2007. The Company's Management has absolute faith in its present Transfer Agent and accepts the revised outstanding number of shares of Common Stock, as being correct.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: April 21, 2010	By:	/s/ Peter James Bezzano
Peter James Bezzano President

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